SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) September 14, 2006

GOFISH CORPORATION
(formerly Unibio Inc.)
(Exact name of Registrant as specified in its charter)

Nevada	333-13165	Applied For
(State or other jurisdiction	(Commission File number)	(IRS Employer Identification No.)
of incorporation or organization)

88 West 44th Avenue, Vancouver, British Columbia, V5Y 2V1, Canada

(Address of principal executive offices) (Zip Code)

(604) 738-0540

(Registrant’s Telephone Number, Including Area Code)

3702 South Virginia Street, #G12-401, Reno, NV 89502
(Former Address If Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation for the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Information

Item 8.01. Other Information

On September 14, 2006, the Registrant’s Board of Directors declared an 8.3333334 for 1 forward stock split in the form of a dividend. The record date for the stock dividend is October 6, 2006, and the payment date is October 9, 2006.

In addition, on September 14, 2006, the Registrant filed a Certificate of Amendment (the “Amendment”) to its Articles of Incorporation with the Secretary of State of the State of Nevada. Pursuant to the Amendment, the Registrant increased its authorized capital stock from 75,000,000 shares of common stock, par value $0.001, to 300,000,000 shares of common stock, par value $0.001, and 10,000,000 shares of preferred stock, par value $0.001.

The Amendment also changed the Registrant’s name from Unibio Inc. to GoFish Corporation.

The Registrant is currently engaged in discussions with GoFish Technologies, Inc. regarding the possibility of a reverse triangular merger (the “Merger”) involving the two companies. At this stage, no definitive terms have been agreed to, and neither party is currently bound to proceed with the Merger. The Registrant, with the permission of GoFish Technologies, Inc., changed its name to facilitate these discussions.

(c) Exhibits:

Exhibit No.	Exhibit Description
3.1	Certificate of Amendment to Articles of Incorporation, filed September 14, 2006

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GoFish Corporation

Date: September 22, 2006	By:	/s/ Stephen B. Jackson
Stephen B. Jackson
President